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                                                                     Exhibit 2.2

                 FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

        THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "AMENDMENT") is entered into as of January 28, 2005, among SYNOVA HEALTHCARE GROUP, INC., a Nevada corporation (f/k/a ADVANCED GLOBAL INDUSTRIES CORPORATION) ("AGBL"), SYNOVA AGBL MERGER SUB, INC., a Delaware corporation and a wholly owned subsidiary of AGBL ("MERGER SUB"), and SYNOVA HEALTHCARE, INC., a Delaware corporation ("SYNOVA").

                                    RECITALS

        WHEREAS, AGBL, Merger Sub and Synova are parties to that certain Agreement and Plan of Merger dated as of January 13, 2005 (the "MERGER AGREEMENT"); and

        WHEREAS, AGBL, Merger Sub and Synova desire to amend the Merger Agreement as follows.

        NOW, THEREFORE, in consideration of the agreements and provisions herein contained, the parties hereby agree as follows with the intent to be legally bound:

SECTION 1. DEFINITIONS. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement.

SECTION 2. AMENDMENT TO MERGER AGREEMENT. The Merger Agreement is hereby amended, effective as of the date hereof, as follows:

        2.1 AMENDMENT AND RESTATEMENT OF SECTION 6.2(h). Section 6.2(h) of the Merger Agreement shall be deleted in its entirety, and a new
                Section 6.2(h), which shall read as set forth below, shall be added to the Merger Agreement:

                        (h) INDEMNIFICATION AGREEMENT. Synova shall have received an indemnification agreement from G.M. Capital Partners, Ltd., a B.V.I. company ("GM"), and Oceana Partners LLC ("OCEANA") in substantially the form attached hereto as EXHIBIT D, which indemnification agreement will provide for GM and Oceana to place 500,000 shares of AGBL Common Stock into escrow as security for any breaches of the representations, warranties and covenants of the AGBL Parties hereunder.

        2.2 AMENDMENT AND RESTATEMENT OF SECTION 8.2. Section 8.2 of the Merger Agreement shall be deleted in its entirety, and a new
                Section 8.2, which shall read as set forth below, shall be added to the Merger Agreement:

                        8.2 OTHER TERMINATION. This Agreement may be terminated by any party hereto and the Merger abandoned if any other party hereto (the AGBL Parties, on the one hand, and Synova, on the

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                        other hand) shall have failed to satisfy any of its
                        respective conditions precedent under Section 6 hereof (unless such failure results primarily from the terminating party's breach of any representation, warranty or covenant contained in this Agreement or under any other agreement contemplated hereunder) or the Closing shall not have occurred on or before February 8, 2005.

SECTION 3. EFFECTIVENESS. Except as amended herein, the Merger Agreement shall continue in full force and effect and shall be enforceable in accordance with its terms.

SECTION 4. COUNTERPARTS. This Amendment may be executed simultaneously in two counterparts and each counterpart shall be deemed to be an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

                            [SIGNATURE PAGE FOLLOWS]

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        IN WITNESS WHEREOF, this Amendment has been executed by the parties as of the date first written above.


                                     SYNOVA HEALTHCARE GROUP, INC.
                                     (f/k/a ADVANCED GLOBAL INDUSTRIES
                                     CORPORATION)


                                     By:  /s/ Randle Barrington-Foote
                                          --------------------------------------
                                          Name:  Randle Barrington-Foote
                                          Title: President


                                     SYNOVA AGBL MERGER SUB, INC.


                                     By:  /s/ Randle Barrington-Foote
                                          --------------------------------------
                                          Name:  Randle Barrington-Foote
                                          Title: President


                                     SYNOVA HEALTHCARE, INC.


                                     By:  /s/ Stephen E. King
                                          --------------------------------------
                                          Name:  Stephen E. King
                                          Title: C.E.O.